EXHIBIT 10.35

CONFIDENTIAL

AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT

THIS AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT (the “Agreement”) is made and entered into as of the 14th day of May, 2004 (the “Execution Date”) by and between CREE, INC., a corporation organized and existing under the laws of the State of North Carolina, U.S.A., having its principal place of business at 4600 Silicon Drive, Durham, North Carolina 27703 (“Manufacturer”), and SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan, having its principal place of business at [***], Tokyo 104-8610, Japan (“Distributor”). Except as expressly provided herein, the terms and conditions of this Agreement shall not become effective until the 28th day of June, 2004 (the “Effective Date”). After the Execution Date but prior to the Effective Date, certain terms and conditions expressly identified herein shall become effective with respect to Products to be shipped after the Effective Date in order to facilitate the transition. This Agreement will be legally binding on the parties when executed on behalf of both parties notwithstanding the later Effective Date. Upon the Effective Date, this Agreement shall supersede and replace the form of the Distributorship Agreement entered into by the parties as of the 5th day of April 2002 and the Letter Agreement entered into by the parties as of the 14th day of March, 2003.

Recitals

WHEREAS, Manufacturer is engaged in, among other things, the business of manufacturing and selling the products described herein; and

WHEREAS, Manufacturer desires to promote the sale of such products in the territories described herein; and

WHEREAS, Distributor is a trading company and desires to market and distribute the products in such territories, including having the exclusive right to distribute the products in Territory A, as defined below;

NOW, THEREFORE, the parties hereto, in consideration of the premises, covenants and undertakings herein contained, mutually agree as follows:

1.	DEFINITIONS

1.1.	For purposes of this Agreement, the capitalized terms defined below and elsewhere in this Agreement have the meanings so defined, and such definitions apply to both singular and plural forms:

(a)	“Products” means both LED Products and Wafer Products.

(b)	“LED Products” means visible or ultraviolet light emitting diodes (LEDs) in die form that are fabricated by or for Manufacturer using Group III-nitride materials on silicon carbide wafers and that Manufacturer makes generally available to customers for purchase during the term of this Agreement.

(c)	“Wafer Products” means silicon carbide wafers, either without epitaxial layers or with silicon carbide epitaxial layers deposited thereon, made by or for Manufacturer and that Manufacturer makes generally available to customers for purchase during the term of this Agreement.

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(d)	“Territory A” means the country of Japan.

(e)	“Territory B” means the countries of the Republic of China (Taiwan), Singapore and the Philippines.

(f)	“Territory C” means the countries of [***], the Republic of Korea, the Republic of Indonesia, Thailand and Malaysia.

(g)	“Territory” means Territory A, Territory B and Territory C, collectively.

(h)	“Liaison Office” means the representative office established by Manufacturer, through an Affiliate, in the Tokyo, Japan area.

(i)	“Affiliate” of a designated person means any person that controls, is controlled by, or is under common control with the named person, whether directly or through one or more intermediaries, where “control” means possession of the power to direct the management, operations or policies of the controlled person through stock ownership, contract or other arrangements.

1.2.	For purposes of this Agreement, “person” shall be construed broadly to mean any individual, corporation, partnership or other legal entity, and the terms “fiscal quarter” and “fiscal year” shall refer to the respective accounting periods used by Manufacturer.

2.	TERM

2.1.	Subject to the provisions of Sections 8.6(a) and 9.2, the term of this Agreement (the “Term”) shall extend for a period of five (5) years commencing June 23, 2002 and ending June 24, 2007, unless sooner terminated in accordance with the provisions of this Agreement.

2.2.	Subject to the provisions of Sections 8.6(a) and 9.2, the Term shall be renewed from year to year thereafter unless one party gives the other party a written notice electing not to renew this Agreement at least ninety (90) days prior to the expiration of the then existing term or any renewal thereof.

2.3.	The parties acknowledge and agree that neither is obligated to continue its business relationship with the other after the effective date of any termination of this Agreement or the expiration date if this Agreement is not renewed.

3.	DESIGNATION

3.1.	Distributor will serve as the strategic partner and exclusive distributor of Manufacturer for distribution of Products in Territory A during the Term of this Agreement. Section 4.1 below defines the exclusive nature of Distributor’s appointment in Territory A.

3.2.	Subject to the provisions in Section 4.2 below, Distributor will serve as a non-exclusive distributor for distribution of the Products in Territory B and Territory C during the Term of this Agreement.

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4.	EXCLUSIVITY; NON-EXCLUSIVE TERRITORIES

4.1	During the Term of this Agreement and subject to Distributor’s compliance with its obligations in Section 5 below, except as otherwise provided in Sections 8.2(d) and 9.4 below, Manufacturer will not, without Distributor’s written consent, directly or through any Affiliate sell Products to any person other than Distributor for shipment by Manufacturer into Territory A. This Section 4.1 shall not be construed to restrict Manufacturer or its Affiliates from selling or authorizing the sale of Products to persons outside Territory A.

4.2	Distributor’s appointment in Territory B and Territory C is non-exclusive. Distributor shall not advise any customer or potential customer in such territories that it may only purchase Products from Distributor. Customers in such territories shall be free to choose to purchase Products directly from Manufacturer or from another distributor, as applicable. With respect to marketing, sales and deliveries by Distributor in Territory C, Distributor may [***]. Subject to any applicable export restrictions, Distributor may request that Manufacturer [***]. If the customer prefers to purchase Products directly from Manufacturer, the provisions of Section 10 will apply upon request for assistance by Manufacturer.

5.	DUTIES OF DISTRIBUTOR

5.1	Distributor agrees to perform and comply with the following during the Term of this Agreement:

(a)	It will use its best efforts, to the fullest extent commercially reasonable, to promote the sale of the Products within the Territory through its sales and merchandising programs in order to obtain and sustain the maximum sales of Products in the Territory and will solicit orders for and sell the Products within the Territory.

(b)	Distributor will furnish Manufacturer with reports on the following matters in writing not less frequently than the period shown, and promptly upon request at such other times as Manufacturer may request in writing, with the report to be delivered to Manufacturer and/or the Liaison Office as indicated below unless otherwise requested by Manufacturer:

Report	Frequency	Delivered To
General market situation for the Products in the Territory	[***]	Cree Japan
[***]-month forecast of anticipated sales of the Products	[***]	Cree Japan
Inventory on hand, including volume by Product type and assigned value	[***]	Cree Japan
Summary of meetings with customers and prospective customers, including current and anticipated Product applications by customer and quantity requirements	[***]	Cree Japan
Summary of significant customer inquiries	[***]	Cree Japan
Information, to the extent known, regarding the activities of competitors with respect to the Products in the Territory	[***]	Cree Japan

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(c)	In addition, in its role as the strategic partner of Manufacturer for distribution of the Products in Territory A, Distributor will cooperate with Manufacturer and the Liaison Office to establish, to the fullest practicable extent, a “transparent interface” between Manufacturer and customers for the Products such that the Liaison Office is kept fully informed of all developments relating to customers for the Products and that the Product sales and marketing efforts of Distributor are coordinated with the efforts of the Liaison Office. Without limiting the foregoing, upon request Distributor will make available to the Liaison Office copies of all quotes, invoices, customer correspondence and other records relating to the sale and marketing of the Products in Territory A and in Territory C.

(d)	Distributor will at all times conduct its affairs under this Agreement in accordance with the highest standards of business ethics and propriety. It will comply with all applicable laws and regulations in performing its obligations under this Agreement and will apply for and obtain (at its own expense) all licenses and approvals necessary to perform its obligations hereunder except as provided in Section 12.2.

(e)	Without Manufacturer’s prior written consent, neither Distributor nor its directors, officers, agents or employees shall at any time during the Term of this Agreement, directly or indirectly, (i) establish any Product distribution branch or maintain any Product distribution depot outside the Territory, or (ii) manufacture, distribute, represent, sell or otherwise handle any products that, in the reasonable opinion of Manufacturer, [***], including without limitation [***]; provided that the foregoing limitations as provided in this Section 5.1(e) will only apply to [***].

(f)	Distributor will not market, sell or otherwise distribute Products purchased under this Agreement outside the Territory except as may be authorized by Manufacturer in writing from time to time. Distributor will not, without Manufacturer’s prior written consent, which consent will not be unreasonably withheld, sell or otherwise distribute the Products purchased under this Agreement to a person other than an end user customer. Notwithstanding any language herein to the contrary, the parties hereto confirm that [***].

(g)	Distributor will appoint at least one employee within its organization to coordinate the performance of its responsibilities under this Agreement.

(h)	Distributor shall be responsible for obtaining any required licenses, permits and other governmental approvals necessary for the export of Products from the United States and their import into the Territory, except as provided in Section 12.2, and will otherwise comply with all export and import laws and regulations applicable to its activities under this Agreement.

6.	DUTIES OF MANUFACTURER

6.1	Subject to Section 7 below, Manufacturer agrees to use its best efforts, to the fullest extent commercially reasonable, to meet the requirements of Distributor for Products during the Term of this Agreement and to perform and comply with the following during the Term of this Agreement:

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(a)	Manufacturer shall [***] unless Distributor’s exclusivity with respect to such Product(s) or territory is no longer in effect as otherwise provided in this Agreement.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(b)	Manufacturer shall maintain the Liaison Office, either directly or through an Affiliate, and shall staff such office with one or more full-time personnel, to provide support for sales of the Products in Territory A.

(c)	Manufacturer shall furnish to Distributor, at no cost, such catalogues, specifications and technical data literature as Manufacturer makes available to its customers generally and shall provide the materials in such quantities as Distributor may reasonably request to support is sales of the Products in the Territory.

(d)	Manufacturer will invite Distributor to participate in any discussions between the Liaison Office or Manufacturer and Distributor’s customers concerning Products to be purchased in connection with this Agreement provided that Distributor agrees to be bound by the same restrictions on information disclosed in such discussions as the customer and in any event, such discussions will be subject to the provisions in Section 14 below.

(e)	Subject to availability, Manufacturer shall supply Distributor Products in accordance with this Agreement in quantities adequate to the Distributor’s reasonable requirements for sales in the Territory. In the event orders for Products exceed Manufacturer’s ability to manufacture and deliver them, Manufacturer will allocate to the Distributor [***], which allocation Manufacturer shall determine in its sole discretion exercised in good faith; provided, however, that in no event shall Manufacturer treat the Distributor less favorably than it will any of Manufacturer’s other customers for the Products in allocating such supply.

(f)	Manufacturer shall provide training services to sales and service personnel of Distributor at the Liaison Office or at Manufacturer’s principal offices to such scope and extent as reasonably necessary for the Distributor to promote sales and service of the Products in the Territory. Nothing in this clause or elsewhere in this Agreement shall be construed to require Manufacturer to disclose proprietary and confidential information.

(g)	Manufacturer shall be responsible for furnishing to Distributor, [***], such packing material as may be reasonably required for re-packing Products received from Manufacturer for shipment to Distributor’s customers.

7.	SALES OF PRODUCTS

7.1	All sales of the Products from Manufacturer to Distributor shall be made pursuant to written purchase orders submitted by Distributor to Manufacturer and acknowledged in writing by Manufacturer. Within [***] after receipt of a purchase order submitted hereunder, Manufacturer will issue a written order acknowledgement confirming Product prices [***]. Each order placed by Distributor and acknowledged in writing by Manufacturer hereunder shall constitute an individual sales contract (each hereinafter an “Individual Contract”). Notwithstanding any language herein to the contrary, shipments dates confirmed by Manufacturer in a written order acknowledgement do not represent

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guaranteed shipment dates. [***]. Each Individual Contract shall be subject to the following terms, except as may be otherwise mutually agreed in writing by the parties:

(a)	Products shall be delivered F.O.B. Seller’s manufacturing facilities by delivery to a transportation company designated or approved by Purchaser. Title and risk of loss shall pass to Distributor upon delivery to the transportation company. All transportation charges and expenses, including the cost of insurance against loss or damage in transit, shall be Distributor’s responsibility.

(b)	Except for any warranty claim covered by Section 7.1(d) below, in the event any Product does not conform to the terms of the Individual Contract, the non-conformity will be reported in writing to Manufacturer as soon as possible. In the case of shipping damage or other non-conformity discoverable upon reasonable inspection (such as, by way of illustration, shipment shortages, incorrect Products, broken wafers and torn tape), the non-conformity shall in any event be reported in writing no later than [***] after the date Products are shipped by Manufacturer to Distributor or such claim shall be deemed waived; provided that Distributor [***]. In all other cases, the non-conformity shall be reported as a warranty claim under Section 7.1(d) below in writing within [***] after shipment of the Product. Any non-conformity not reported within [***] after shipment of the Product shall be deemed waived.

(c)	Manufacturer’s sole obligation with respect to Products reported to be non-conforming no later than [***] after the date Products are shipped by Manufacturer to Distributor shall be to issue a [***] credit memorandum to Distributor for the quantity and price invoiced for any such Products determined by Manufacturer to be non-conforming, which credit memorandum may be used [***]. Manufacturer is not required to refund money pursuant to such credit memoranda. All non-conforming Products must be returned to Manufacturer for verification of the non-conformity, and Distributor must obtain a return authorization from Manufacturer prior to shipment of the non-conforming Products. Provided that it is able to verify [***] the non-conformity, Manufacturer will use commercially reasonable efforts to [***] to Distributor within [***] after Manufacturer’s receipt of the report of non-conformity as provided in Section 7.1 (b). Upon receipt of the non-conforming Products, Manufacturer will [***] the [***] credit memorandum [***]. Upon [***], Manufacturer will issue a new invoice [***], which invoice shall be the controlling document related to such purchase for purposes of determining the parties’ rights and obligations under this Agreement, including, without limitation, the Product warranty, [***] Reserve and [***] Reserve provisions (as otherwise provided herein); provided that, for the purpose of determining (i) whether the minimum purchase commitment for such quarter has been met, and (ii) whether Distributor’s inventory meets or exceeds the Inventory Cap, such Products shall be deemed purchased [***]. This Section 7.1(c) states the exclusive remedy of Distributor with respect to non-conforming Products, except as to any warranty claim covered by Section 7.1(d) below.

(d)	Manufacturer warrants to Distributor that Products shipped hereunder will meet such specifications as have been expressly agreed to in writing by the parties hereto, provided the Products are used in accordance with the applicable specifications. This warranty is extended only to Distributor and does not constitute a warranty to either Distributor’s customers or other end-users or to any sub-distributor, [***]. All claims under this warranty must be reported in

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writing to Manufacturer (with such report accompanied by the Product claimed to be defective, including die “package” in the case of Products sold in die form) as soon as possible, but in any event no later than [***] after the date Products are shipped by Manufacturer to Distributor and if not so reported, such claims shall be deemed waived. Distributor must obtain a return authorization from Manufacturer prior to shipment of the defective Products. Manufacturer’s sole obligation with respect to Products determined not to meet the terms of this warranty shall be, at its option, to issue a [***] credit memorandum for the quantity and price invoiced for such defective Products, which credit memorandum may be used [***]. Provided that it is able to verify [***] the defect, Manufacturer will use commercially reasonable efforts to [***] to Distributor within [***] after Manufacturer’s receipt of the report of claims under the warranty as provided in this Section 7.1(d). Upon [***], unless previously paid, Distributor shall promptly pay the invoice [***], which invoice shall be the controlling document related to such purchase for purposes of determining the parties’ rights and obligations under this Agreement, including, without limitation, Annual MPC, Inventory Cap, [***] Reserve and [***] Reserve provisions (as otherwise provided herein), provided that the warranty [***] shall commence [***]. Manufacturer may issue an invoice [***] solely for administrative purposes, but no amount shall be due under such invoice after applying the applicable credit memorandum, and such invoice will not be used in determining the parties’ rights and obligations under this Agreement [***]. This Section 7.1(d) states the exclusive remedy against Manufacturer with respect to breach of the warranty given herein or other alleged defects in Products. This Section 7.1(d) (as limited by Section 7.1(f) and other applicable terms and conditions of this Agreement) shall survive with full force and effect after the termination or expiration of this Agreement with respect to Products purchased prior to such termination or expiration.

(e)	In connection with the determination of the Annual MPC for fiscal year [***] as provided in Section 9.2 below, the parties in good faith will review the [***] warranty period provided for in this Agreement [***]. The warranty period may be [***] if and when Manufacturer and Distributor are able to obtain sufficient customer acceptance of such change.

(f)	THE WARRANTY IN SECTION 7.1(d) IS IN LIEU OF ALL OTHER WARRANTIES RELATING TO THE PRODUCTS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR IMPOSED BY STATUTE OR OTHERWISE. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, ARE EXPRESSLY DISCLAIMED BY MANUFACTURER. Distributor shall make no representations or warranties on behalf of the Manufacturer with respect to the Products or otherwise.

7.2	During the Term of this Agreement, no later than [***] before the start of the next fiscal quarter, Distributor will issue to Manufacturer a blanket purchase order (“Blanket PO) for the next fiscal quarter equal to the amount of the minimum purchase commitment for LED Products for such quarter. Blanket POs are for billing and administrative purposes only, shall not be considered as Individual Contracts under Section 7.1 above, will not be acknowledged in writing by Manufacturer and do not constitute a firm commitment by Distributor to purchase LED Products. Unless otherwise agreed, Manufacturer will reference the Blanket PO on its shipping and billing documents. If the aggregate purchase price of LED Products actually purchased by Distributor during a fiscal quarter

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(as provided below) is not equal to the quarterly minimum purchase commitment, the Blanket PO for such quarter will be revised by Distributor to reflect the amount of LED Products actually purchased by Distributor.

7.3	During the Term of this Agreement, each week Distributor will issue to Manufacturer a [***] forecast of its LED Product requirements (the “Product Forecast”). The quantities indicated in the Product Forecast represent the number of units of each LED Product that Distributor requests to be shipped by Sunday of the stated week. Distributor will update the Product Forecast on [***]. The aggregate purchase price of LED Products requested for any fiscal quarter may not exceed [***] without Manufacturer’s prior written approval of such increase. If Distributor fails to timely update the Product Forecast, [***], the quantities for the new week of the rolling Product Forecast will be deemed to be zero unless and until advised otherwise. Subject to Sections 7.7, 9.3 and 9.4 of this Agreement, the quantities and types of LED Products forecasted to be delivered within [***] (the “Firm Commitment Portion”) shall be firm and may not be modified by Distributor. At Distributor’s option, [***]. Although non-binding, Distributor will use commercially reasonable efforts to provide accurate forecasts for the remaining weeks of the Product Forecast, with particular attention to the accuracy of the [***]. [***], Distributor will provide Manufacturer a purchase order for the Products ordered [***], which purchase order shall be considered an Individual Contract pursuant to Section 7.1 above and will be stated in U.S. dollars as provided in Section 8.4 below. Notwithstanding the foregoing, the Product prices for such Firm Commitment Portion [***]. Manufacturer is authorized to accept and ship LED Products against the Firm Commitment Portion of the Product Forecast unless Distributor has notified Manufacturer that the Inventory Cap has been reached pursuant to Section 9.3 of this Agreement. Manufacturer will target to ship in accordance with Distributor’s requested delivery dates all quantities and types of LED Products that have been a firm commitment for at least [***]. Shorter lead times may be available from time to time upon request. If Manufacturer is unable to ship Products in accordance with Distributor’s requested delivery date, Manufacturer will [***] in accordance with Section 7.1 above.

7.4	In determining the quantity of LED Products to be included in the Firm Commitment Portion, Distributor will evaluate the value of its inventory of New Products (as defined in Section 9.3 below) (the “Inventory”), the value of Products scheduled to be shipped to customers during the remainder of the fiscal quarter (as set forth in the Product Forecast), the Inventory Cap, the Firm Commitment Portion for the remainder of the fiscal quarter and the minimum purchase commitment for that fiscal quarter (the “MPC”). [***].

7.5	Notwithstanding the foregoing, Distributor’s purchase commitment in Section 9.1 below is not conditioned upon its issuance of Blanket POs or Product Forecasts. Even if Distributor does not issue purchase orders, its purchase commitment in Section 9.1 below is valid except as otherwise expressly provided in this Agreement.

7.6	For the avoidance of doubt, orders of Wafer Products are not subject to the provisions in Sections 7.2 through 7.5 above. Lead-times for Wafer Products will vary based on the specifications of the Wafer Products, and Manufacturer will provide an estimate of the applicable lead-time upon request. From time to time hereunder, Distributor will provide Manufacturer purchase orders for Wafer Products, which purchase orders shall be considered Individual Contracts pursuant to Section 7.1 above after acknowledgement by Manufacturer and will be stated in U.S. dollars as provided in Section 8.4 below.

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7.7	Even after an Individual Contract has been executed, Distributor may request [***]. In such case, Manufacturer will consider the request and determine in its sole discretion whether to [***]. If Manufacturer agrees to [***], the parties will execute an amended Individual Contract.

7.8	Notwithstanding any language in this Agreement or any predecessor agreement to the contrary, the provisions set forth in this Section 7 shall apply with respect to Product Forecasts and purchase orders issued by Distributor in fiscal year 2004 for Products to be shipped in FY05. Further, upon the Execution Date, the quantities and types of LED Products forecasted to be shipped within [***] from such date shall become the Firm Commitment Portion.

8.	PRICES AND PAYMENT TERMS

8.1	Pricing for LED Products purchased under this Agreement will be determined as follows:

(a)	For LED Products ordered by Distributor in accordance with Sections 7.1 and 7.3 above that are confirmed by Manufacturer for shipment during Manufacturer’s 2005 fiscal year (“FY05”), the unit price payable by Distributor for LED Products will be [***]. For LED Products ordered by Distributor in accordance with Sections 7.1 and 7.3 above that are confirmed by Manufacturer for shipment during Manufacturer’s 2006 fiscal year (“FY06”), the unit price payable by Distributor for LED Products will be [***]. For LED Products ordered by Distributor in accordance with Sections 7.1 and 7.3 above that are confirmed by Manufacturer for shipment during Manufacturer’s 2007 fiscal year (“FY07”), the unit price payable by Distributor for LED Products will be [***].

(b)	The “LED Resale Price” shall be [***]. If the LED Resale Price is stated in Japanese yen it will be converted to U.S. dollars as provided in Section 8.4 below. Manufacturer may, after consultation with Distributor, reduce its suggested LED Resale Price effective upon written notice to Distributor. In that event, [***]. In the event of a significant change in market conditions or in prices for products of a competitor of Manufacturer, the parties will review and discuss possible changes to the terms of this Agreement and/or the LED Resale Prices, as needed, to allow Distributor to offer its customers competitive prices [***].

(c)	Notwithstanding any language in this Agreement or any predecessor agreement to the contrary, purchase orders issued by Distributor in fiscal year 2004 for Products to be shipped by Manufacturer during FY05 shall be based on Product prices determined in accordance with the terms set forth in this Section 8.1.

8.2	Pricing for Wafer Products purchased under this Agreement will be determined as follows:

(a)	For Wafer Products ordered by Distributor in accordance with Sections 7.1 and 7.6 above that are confirmed by Manufacturer for shipment during the Term of this Agreement, the unit price payable by Distributor for Wafer Products will be [***].

(b)	The initial “Wafer Resale Price” shall be [***]. If the Wafer Resale Price is stated in Japanese yen, it will be converted to U.S. dollars as provided in Section 8.4 below. Manufacturer may, after consultation with Distributor, reduce its

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suggested Wafer Resale Price effective upon written notice to Distributor. In that event, [***]. In the event of a significant change in market conditions or in prices for products of a competitor of Manufacturer, the parties will review and discuss possible changes to the terms of this Agreement and/or the Wafer Resale Price, as needed, to allow Distributor to offer its customers competitive prices [***].

(c)	In addition, Distributor will be entitled to a bonus at the end of each fiscal quarter of FY05 equal [***]. Such bonus shall be paid only by issuance of a credit memorandum. Credit memoranda issued under this Section 8.2(c) may be exchanged only to purchase additional Wafer Products from Manufacturer, and Manufacturer is not required to refund money pursuant to such credit memoranda. With respect to bonuses for FY06 and FY07, the parties will discuss in good faith and seek to mutually agree upon the [***] for earning bonuses and such bonus rate provided that the [***] for earning bonuses in such subsequent fiscal periods [***] to take into consideration prevailing market conditions and Manufacturer’s manufacturing capabilities.

(d)	If the cumulative Wafer Product orders by Distributor [***] do not equal or exceed [***], then, notwithstanding any language herein to the contrary, Manufacturer either directly or through any Affiliate shall be permitted to sell Wafer Products to any person for shipment by Manufacturer into Territory A.

8.3	All taxes, duties and the like now or hereafter imposed by any jurisdiction with respect to the sale, manufacture, delivery or transportation of Products (except income taxes of Manufacturer) will be for the account of Distributor, and if paid or required to be paid by Manufacturer, the amount thereof will be added to and become part of the price payable by Distributor.

8.4	Products will be invoiced upon shipment at Product prices determined as provided below, and payment will be due [***]. Payment shall be made in U.S. dollars by T/T remittance to an account designated by Manufacturer. Where applicable, credit memoranda will be applied to invoiced amounts and only the net amount remaining after application of the credit memoranda will be due and payable. Invoiced amounts not paid when due will accrue interest, at the lesser of [***] per annum or the maximum rate permitted by law, from the date of the invoice until the date paid. If the LED Resale Price or Wafer Resale Price is stated in U.S. dollars, the unit prices for purchase orders for such Products will be determined as provided in Sections 8.1(a) and 8.2(a), respectively, and such amounts will not be subject to further adjustment for currency rate fluctuations or other changes. If the LED Resale Price or Wafer Resale Price is stated in Japanese yen, Manufacturer and Distributor will share the risk of currency exchange rate fluctuations as follows.

(a)	The Product prices for purchase orders for Products will be determined by converting the applicable LED Resale Price or Wafer Resale Price, [***], respectively, to U.S. dollars using the Base Rate (as defined in Section 8.4(b) below) in effect [***]. Upon receipt of a purchase order, Manufacturer will verify the Product prices (including [***] foreign exchange conversions) and confirm such amounts in its written order acknowledgement to Distributor. The confirmed Product prices will become part of the Individual Contract. If an Individual Contract is amended as provided in Section 7.7 above, unless agreed otherwise, any prices for new Products added to the Individual Contract will be converted using the Base Rate [***]. Upon shipment of the Products that are the subject of the Individual Contract, Manufacturer will invoice Distributor at the Product prices

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set forth in the Individual Contracts, and such invoiced amounts will not be subject to further adjustments for currency rate fluctuations or other changes. Notwithstanding the foregoing, invoices and Product prices are subject to correction at any time for administrative or clerical errors.

(b)	The “Base Rate” means the Average Exchange Rate calculated as of [***] and adjusted on each [***], and [***] thereafter to reflect the then-current Average Exchange Rate. The “Average Exchange Rate” means the average of the daily foreign exchange rate for the [***], using the daily foreign exchange rate quotations by The Bank of Tokyo-Mitsubishi, Ltd. (the “Bank”) for buying and selling spot U.S. dollars by telegraphic transfer against Japanese yen. For each date on which the Base Rate is to be calculated, Distributor will provide to Manufacturer on such date the Average Exchange Rate for the period of [***], including the daily exchange rate quotations by the Bank used to determine such rate, which rate and quotations must be verifiable by Manufacturer. In the event that the Bank ceases to make this information publicly available, the parties will mutually agree upon another source.

(c)	Notwithstanding any language in this Agreement or any predecessor agreement to the contrary, purchase orders issued by Distributor in fiscal year 2004 for Products to be shipped by Manufacturer during FY05 shall be converted to U.S. dollars in accordance with the terms set forth in this Section 8.4 using the Average Exchange Rate calculated as of [***].

8.5	To protect Distributor against [***], if any, as it may incur on sales of LED Products purchased under this Agreement [***], a “[***] Reserve” will be established and applied as follows:

(a)	The [***] Reserve will be a balance denominated in U.S. dollars and calculated as set forth in this Section 8.5. The [***] Reserve will be credited with an amount equal to [***] of the purchase price of all LED Products shipped to Distributor under this Agreement [***]. Further, the parties may mutually agree in writing to exclude certain Products from the [***]. The [***] Reserve will be maintained on a rolling [***]-fiscal quarter basis such that amounts credited for Product purchases will remain available during the fiscal quarter of Manufacturer in which the Products were shipped and for the [***] fiscal quarters of Manufacturer thereafter. Amounts credited for [***] will expire and be deducted from the [***] Reserve [***].

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

8.6.	To protect Distributor against [***], a “[***] Reserve” will be established and applied as follows:

(a)	The [***] Reserve will be a balance denominated in U.S. dollars and calculated as set forth in this Section 8.6. At the end of each fiscal month during FY05,

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Manufacturer shall credit the [***] Reserve with an amount equal to [***]. The [***] Reserve will be maintained on a rolling [***]-fiscal quarter basis such that amounts credited for Product purchases will remain available during the fiscal quarter of Manufacturer in which the Products were shipped and for the [***] fiscal quarter of Manufacturer thereafter. Amounts credited [***] will expire and be deducted from the [***] Reserve [***]. Manufacturer shall advise Distributor in writing which Products will be considered “[***]” as soon as such determination is made and, in any event, no later than in its written order acknowledgement for the first order of such Products. Within [***] after receipt of such written order acknowledgement, Distributor may cancel its order for any Products that are initially designated as “[***]” on such order acknowledgement. Further, the parties may mutually agree in writing to exclude certain Products from the [***]. In connection with the determination of the Annual MPC for each subsequent year of the Term of this Agreement as provided in Section 9.2 below, the parties in good faith will discuss in good faith and seek to mutually agree upon the [***] Reserve percentage for the [***] of the Term of this Agreement that correlates with Manufacturer’s [***]. If the parties have not agreed in writing on the [***] Reserve percentage by [***] of [***], this Agreement will terminate [***] notwithstanding the provisions in Sections 2.1 and 2.2 hereof.

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

8.7	The provisions in Sections 8.3 through 8.6 shall survive with full force and effect after the termination or expiration of this Agreement with respect to Products purchased prior to such termination or expiration provided that the provisions in Sections 8.5 and 8.6 shall only continue for so long as there is a balance in the applicable Reserve.

9.	MINIMUM PURCHASE COMMITMENTS

9.1	Subject to Sections 9.3 and 9.4 below, Distributor shall purchase under this Agreement, during FY05, LED Products having an aggregate purchase price of at least $160,000,000 (US) (the “Annual MPC”), of which not less than (a) [***] (US) will be purchased in the fiscal quarter of Manufacturer ending September 26, 2004, (b) [***] (US) will be purchased in the fiscal quarter of Manufacturer ending December 26, 2004, (c) [***] (US) will be purchased in the fiscal quarter of Manufacturer ending March 27, 2005, and (d) [***] (US) will be purchased in the fiscal quarter of Manufacturer ending June 26, 2005. Products purchased using credit memoranda issued under Sections 7.1, 8.2(c) and 8.5 shall not be included for purposes of satisfying the minimum purchase commitments under this Section 9.1, but Products purchased using credit memoranda issued under Section 10.3 will be included. If LED Products ordered by Distributor are not shipped [***], the delayed LED Products or the substitute LED Products, as applicable, will be deemed purchased by Distributor [***] solely for the purpose of determining whether the minimum purchase commitment for such quarter has been met, provided that (i) shipment of such LED Products is not delayed due to any cause attributable to Distributor, (ii) [***], and (iii) in no event shall shipment delays reduce Distributor’s aggregate purchase commitment hereunder. If during any fiscal quarter Distributor

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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

purchases more than the MPC specified for such fiscal quarter, the excess purchase amount will be applied to reduce Distributor’s quarterly purchase commitments for that fiscal year [***]. If during any fiscal quarter Distributor’s inventory of LED Products meets or exceeds of the Inventory Cap (as defined below) and Distributor has not purchased an amount of LED Products equal to at least fifty percent (50%) of its original purchase commitments specified above in this Section 9.1 for such fiscal quarter, Manufacturer has a right to terminate this Agreement in accordance with Section 9.4 below. [***]. After the termination of this Agreement for any reason, Distributor shall have the right to sell the LED Products then in its inventory pursuant to terms and conditions determined [***].

9.2	Beginning no later than the end of January of each year of the Term of this Agreement, the parties will discuss in good faith and seek to mutually agree upon the Annual MPC for Products for the twelve months (12) of the Term of this Agreement that correlates with Manufacturer’s next fiscal year. If the parties have not agreed in writing on the Annual MPC by [***] of such year, this Agreement will terminate [***] notwithstanding the provisions in Sections 2.1 and 2.2 hereof.

9.3.	Notwithstanding any language herein to the contrary, in no event shall Distributor be required to purchase any LED Products under this Section 9 if Distributor has in its inventory New Products (as defined below) valued at more than the applicable Inventory Cap (as defined below) or if such purchase would cause Distributor’s inventory of New Products to meet or exceed the applicable Inventory Cap. For each of FY05, FY06 and FY07, the “Inventory Cap” shall be equal to [***] and [***], respectively, of the [***] and will be expressed in U.S. dollars. If shipment of a quantity of LED Products requested in a Product Forecast (as defined in Section 7.3 above) would cause Distributor’s inventory of New Products to meet or exceed the Inventory Cap, Distributor must notify Manufacturer in writing [***] it is invoking the Inventory Cap limitation and that some (the excess over the Inventory Cap) or all of such amounts in the Product Forecast should not be shipped as forecasted. [***]. If Distributor is unable to meet the full MPC for a fiscal quarter because of the Inventory Cap limitation, [***]. “New Products” refers to LED Products shipped by Manufacturer to Distributor on or after [***].

9.4.	If Distributor’s inventory of New Products meets or exceeds the Inventory Cap, Distributor may at its option terminate this Agreement by providing Manufacturer with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof [***]. If, as a result of the above Inventory Cap provisions, Distributor has not purchased during any fiscal quarter an amount of LED Products equal to at least fifty percent (50%) of its original MPC set forth in Section 9.1 above for such quarter [***], then Manufacturer may at its option terminate this Agreement by providing Distributor with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof [***]. Such termination right of Manufacturer as provided above, shall be exercised by Manufacturer within [***]. If this Agreement is terminated in accordance with the provisions of this Section 9.4, notwithstanding any language herein to the contrary, [***], Manufacturer either directly or through any Affiliate or any third party shall be permitted to sell Products to any person for shipment by Manufacturer into Territory A.

9.5.	Notwithstanding the foregoing, in the event that Distributor’s ability to sell LED Products is substantially compromised as a direct result of [***], Distributor shall immediately notify Manufacturer of such situation and, after such notification, the parties shall try to resolve the compromised situation in good faith or, if such resolution is not possible, [***].

Distributorship Agreement Amended and Restated May 14, 2004	Page 13
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10.	ASSISTANCE OUTSIDE THE TERRITORY

10.1	Manufacturer may from time to time request that Distributor provide assistance, within Japan, in making sales outside of Japan to Affiliates of customers in Japan.

10.2	If Manufacturer makes a written request to Distributor that refers to this Section 10 and requests such assistance with respect to a designated Affiliate, and if Distributor provides the requested assistance, then, unless otherwise agreed in writing by the parties, [***].

10.3	Manufacturer will issue Distributor a credit memorandum within fifteen (15) days after the end of Manufacturer’s fiscal month reflecting the amount of any credit earned during the month under this Section 10. Credit memoranda issued under this Section 10 may be exchanged only to purchase additional Products from Manufacturer, and Manufacturer is not obligated to pay Distributor the amount of such credit memoranda.

11.	TRADE NAMES AND TRADEMARKS

11.1	Subject to the provisions of Section 11 of this Agreement, Manufacturer grants Distributor a limited, non-exclusive, non-transferable license to use the trade names and trademarks of Manufacturer listed on Addendum A, attached hereto and made a part hereof, as such may be amended from time to time (the “Licensed Marks”) during the Term of this Agreement; provided, however, that Distributor may, even after termination or expiration of this Agreement, use the trade names and trademarks of Manufacturer solely in connection with the sale of the Products purchased from Manufacturer during the Term of this Agreement.

11.2	(a) The Licensed Marks shall be used (i) solely in connection with the promotion, advertising and sale of Manufacturer’s products in the Territory, and any related packaging, advertising materials, internet sites and documentation, and (ii) solely in compliance with Manufacturer’s Trademark Usage Guidelines attached hereto, and made a part hereof, as Addendum B, as such may be amended from time to time. Without Manufacturer’s prior written consent, Distributor shall not have the right to assign, sublicense or otherwise permit the use of such Licensed Marks by third parties. Except for the license granted herein, Manufacturer grants Distributor no express or implied licenses to any Licensed Marks.

(b)	Manufacturer shall have the right to inspect Distributor’s usage of the Licensed Marks (including without limitation literature, brochures, data books, data sheets, web pages or advertising materials produced by or on behalf of Distributor) to assess the level of consistency and quality of such use. Manufacturer reserves the right (i) to restrict any use of the Licensed Marks that it concludes, in its sole judgment, is detrimental to such Licensed Marks and (ii) to revise the Trademark Usage Guidelines at any time, upon written notice of such revision to Distributor. Distributor shall promptly provide specimens upon Manufacturer’s request at no cost to Manufacturer. If, at any time, Manufacturer reasonably determines that the usage of the Licensed Marks does not comply with the Trademark Usage Guidelines, Manufacturer shall so notify Distributor in writing, and Distributor shall correct the non-conformance and provide a corrected specimen to Manufacturer for review within thirty (30) days from the date of notification. Failure to correct a non-conformance will be considered a material breach of this Agreement.

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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(d)	Distributor shall not apply for trademark or internet domain registration of the Licensed Marks (or any mark confusingly similar thereto) anywhere in the world. Manufacturer may elect to apply for registration of any of the Licensed Marks in the Territory at its expense, and, in such event, Distributor shall reasonably assist and cooperate with Manufacturer in connection therewith. Distributor shall provide reasonable assistance to Manufacturer in complying with the formalities of any applicable local law, including but not limited to, the execution of any application for registration as a registered user, the execution of additional license agreements suitable for recording with appropriate authorities, and providing proof of use of any Licensed Marks or any other applicable documents. Manufacturer shall pay the expense of complying with such formalities when Manufacturer initiates such formalities.

(e)	Distributor shall use the Licensed Marks in a manner that creates a separate and distinct impression from any other trademark that may be used by Distributor. Distributor shall not adopt any corporate name, assumed name, “doing business as” name, trade name, trademark, service mark, certification mark, or designation that incorporates the Licensed Marks (or any translation of the Licensed Marks), or that is confusingly similar to the Licensed Marks. Distributor shall not use the Licensed Marks in a manner that may be construed as creating an agency, partnership, or other form of joint enterprise between the parties.

11.3	Distributor acknowledges that Manufacturer is the sole and exclusive owner of its trade names and trademarks and all intellectual property rights therein worldwide and that Manufacturer may obtain registrations of the same in jurisdictions within the Territory. Without Manufacturer’s prior written consent, Distributors shall not assign, sublicense or otherwise permit the use of such trade names and trademarks by third parties. Distributor shall at all times recognize, respect and protect Manufacturer’s ownership of any and all trademarks, trade names, trade secrets, copyrights, patents and know how of Manufacturer (collectively, Manufacturer’s “Intellectual Property”) in connection with the sale of Products in the Territory and shall not in any way derogate, diminish or weaken Manufacturer’s sole proprietary rights in said Intellectual Property. Should the law or regulations of any jurisdiction in the Territory invest Distributor with any proprietary rights to any of said Intellectual Property, Distributor shall promptly, freely and cooperatively relinquish to Manufacturer any and all such rights upon expiration or termination of this Agreement for any reason without recourse or cost to Manufacturer and shall thereafter refrain from any further usage of said Intellectual Property. Distributor shall execute any assignments or other documents necessary to relinquish fully said Intellectual Property to Manufacturer.

11.4	Distributor shall not remove, alter or obliterate any trade name or trademark affixed to the package of the Products, nor shall it add any other names or marks, except with the prior written consent of Manufacturer. Should Distributor repackage any Products, such new packaging shall be substantially similar to the original packaging of Products, including but not limited to use of names, trademarks, product numbers and Intellectual Property notices, and shall comply with the Trademark Usage Guidelines.

11.5	Distributor shall promptly notify Manufacturer of any and all infringements of Manufacturer’s Intellectual Property in connection with Products in the Territory that may come to Distributor’s attention and shall assist Manufacturer in taking such action against such infringement as Manufacturer in its discretion may decide, with all expenses and cost incident thereto being defrayed by Manufacturer.

Distributorship Agreement Amended and Restated May 14, 2004	Page 15

11.6	THE LICENSED MARKS ARE BEING LICENSED TO DISTRIBUTOR “AS IS” AND WITHOUT ANY WARRANTY OF ANY TYPE OR KIND. MANUFACTURER HEREBY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. [***].

12.	INDEMNITY

12.1	Manufacturer shall indemnify and hold harmless Distributor from and against [***] that are based on a [***], provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer and, [***].

12.2	If any Products are determined to [***] and their sale by Distributor within the Territory is permanently enjoined by a court of competent jurisdiction, pursuant to a final judgment not subject to further judicial review, Manufacturer, at its expense and without cost to Distributor, shall be obligated as follows: [***].

12.3	Distributor shall indemnify and hold Manufacturer harmless from and against [***], provided, however, that Manufacturer shall in every instance refrain from making an admission of liability, shall give to Distributor prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Distributor.

12.4	Manufacturer shall indemnify and hold harmless Distributor from and against [***], provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer.

12.5	Manufacturer shall indemnify and hold harmless Distributor from and against [***], provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, shall cease using the Licensed Mark upon receipt of written request from Manufacturer and shall refrain from proposing or entering into any compromise or settlement of such claim without Manufacturer’s prior written consent.

12.6	Manufacturer shall have no obligation under this Section 12 with respect to any claim arising from [***].

12.7	The provisions of this Section 12 shall survive with full force and effect after the termination or expiration of this Agreement.

12.8	A party entitled to indemnification under this Section 12 (the “Indemnified Party”) shall permit the party required to provide indemnification (the “Indemnifying Party”) to participate in the defense of the claim and any litigation or other proceeding before any

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court or governmental agency based thereon, including investigation of the claim and any negotiations for compromise or settlement; shall promptly inform the Indemnifying Party of all developments relating thereto and furnish such information as the Indemnifying Party may reasonably request in connection therewith; and, [***], shall permit the Indemnifying Party at any time upon its request to assume control of the defense thereto. The Indemnified Party and the Indemnifying Party shall cooperate with each other in the defense, including investigation of the claim and any negotiations for compromise or settlement. [***].

13.	LIMITATION OF LIABILITY; FORCE MAJEURE

13.1	Except as expressly provided otherwise in this Agreement, neither party to this Agreement shall be liable to the other, or to any other person or entity, for special, incidental or consequential damages [***], regardless of whether it has been advised of the possibility of such damages and notwithstanding the failure of any limited remedy provided in this Agreement to achieve its essential purpose.

13.2	Any other provision contained herein to the contrary notwithstanding, neither party shall be liable to the other for any delay or failure to perform any of its obligations under this Agreement caused by compliance with governmental regulations or directions, outbreak of a state of emergency, Act of God, war, warlike hostilities, civil commotions, riots, epidemics, storms, fires, strikes, lockouts, and any other cause or causes beyond the reasonable control of such party; [***].

14.	CONFIDENTIALITY

14.1	The parties shall keep in strict confidence from any third party, and duly safeguard in the same manner as they safeguard their own like information, any and all proprietary and confidential business and technical information received from the other party concerning the business affairs and transactions covered by this Agreement, including, without limitation, all proprietary and confidential technical information received from Manufacturer or its Affiliates pertaining to the Products, and shall not at any time knowingly disclose such information to others or use such information for any purpose other than as permitted under this Agreement.

14.2	A party may disclose information subject to this Section 14 to its directors, officers, employees and advisors (collectively, “Representatives”) and to its Affiliates, if and to the extent the Representative or Affiliate has a need to know in connection with the performance or enforcement of this Agreement and is obligated to maintain the information in confidence in accordance with this Agreement. A party will be responsible for any breach of this Section 14 by its Representatives or Affiliates.

14.3	Each party shall maintain information subject to this Section 14 in complete confidence until such time as it is publicly known through no act, omission or contribution of such party. Notwithstanding any prior expiration or termination of this Agreement, it is expressly understood that the provisions of this Section 14 shall survive with full force and effect until [***].

14.4	Notwithstanding the foregoing, any of the parties may disclose such information if required by laws, regulations or orders of the Government of Japan or the United States Government, or any of their competent agencies. In the event such disclosure is required

Distributorship Agreement Amended and Restated May 14, 2004	Page 17

by a party hereto, the party shall give written notice of such disclosure as soon as possible prior to making the disclosure.
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14.5	Information shall be considered subject to this Section 14 only if it is disclosed: (i) in written or other tangible form and labeled or otherwise expressly identified as “confidential” or “proprietary” at the time of disclosure, or (ii) in oral form if expressly identified as “confidential” or “proprietary” at the time of disclosure and confirmed as such by written notice within thirty (30) days after the verbal disclosure. A party shall not be liable for use or disclosure of information under this Section 14 if the recipient demonstrates that the information was in the recipient’s possession at the time of its receipt hereunder and was not acquired, directly or indirectly, from the disclosing party, or if the recipient receives the information from a third party having the lawful right to disclose the same, or if the information is independently developed by the recipient without use of any confidential information received from the other party.

15.	INDEPENDENT CONTRACTOR

15.1	The relationship created by this Agreement is that of seller and buyer, and not that of agency, partnership or employment. References in this Agreement to “strategic partner” are not intended to and shall not be construed to refer to the legal relationship among members of a partnership.

15.2	Distributor shall not represent itself to be an agent, partner or employee of Manufacturer for any purpose nor shall Distributor have any right or authority to bind Manufacturer or to assume any obligation or responsibility in the name of or on behalf of Manufacturer.

15.3	Manufacturer shall not represent itself to be an agent, partner or employee of Distributor for any purpose nor shall Manufacturer have any right or authority to bind Distributor or to assume any obligation or responsibility in the name of or on behalf of Distributor.

16.	TERMINATION

16.1	Either party may terminate this Agreement by giving a written notice of termination to the other party:

(a)	if the other party breaches any of the material provisions of this Agreement or any Individual Contract and does not cure the breach within [***], after a written notice is given by the non-breaching party requiring such party to cure the breach;

(b)	if the other party becomes insolvent, or any voluntary or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, or a receiver is appointed with respect to any of the assets of the other party, or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed within sixty (60) days;

(c)	if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise; or

(d)	if the whole or any substantial part of the ownership, control or management of the other party is changed.

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16.2	Nothing in this Section 16 shall affect, be construed or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination or non-renewal hereof.

16.3	No termination of this Agreement shall release either party from any liability or obligation that has theretofore accrued and remains to be performed as of the date of such termination.

16.4	Neither party to this Agreement shall be liable to the other by reason of any termination or non-renewal of this Agreement for compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, or other commitments relating to the business or goodwill of any party.

17.	AUTHORITY

Each party represents and warrants to the other that it has full corporate power and authority to enter into and perform this Agreement, and neither the execution nor performance of this Agreement violates or conflicts with any agreement, contract or covenant of such party with or in favor of any other person or entity.

18.	AMENDMENT

This Agreement may not be amended except in a writing signed by authorized representatives of both parties. No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Agreement.

19.	WAIVER

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by an authorized representative of the party sought to be charged therewith. The failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce it at a later time.

20.	SEVERABILITY

Every provision of this Agreement is intended to be severable so that if any provision hereof is unenforceable or invalid, for any reason whatsoever, such unenforceability or invalidity shall not affect the validity of the remainder of this Agreement.

21.	ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Any unauthorized attempt to assign shall be null and void. Notwithstanding the foregoing, either party may assign this Agreement without such consent to any Affiliate of such party or to any purchaser of all or substantially all assets of the assigning party used in the business of such party to which this Agreement relates. Any permitted assignee shall assume all obligations of its assignor under this Agreement. An assignment shall not relieve the assigning party of responsibility for the performance of its

Distributorship Agreement Amended and Restated May 14, 2004	Page 19

obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assignees of the parties hereof.

22.	GOVERNING LAW; ARBITRATION

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, the United States. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by arbitration to be held in the City of New York, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The award of Arbitration rendered shall be final and binding upon both parties, and be enforceable by any court having jurisdiction. The arbitrators shall apply the internal laws of the State of New York, the United States, as specified above in determining the rights, obligations and liabilities of the parties and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this Agreement, nor to grant injunctive relief, including interim relief, of any nature, notwithstanding any contrary provisions of the Rules of Conciliation and Arbitration specified above. If, under applicable law, this arbitration provision is not enforceable as to a particular claim brought by one party against the other, then legal proceedings involving only that claim may be instituted solely in the United States District Court of the Eastern District of North Carolina or, if such court may not exercise jurisdiction, a court of the State of North Carolina. For all purposes of this Agreement, all parties hereby irrevocably consent to the jurisdiction of such court and waive any defense based on improper or inconvenient venue or lack of personal jurisdiction.

23.	ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between the parties hereto as to the subject matter hereof, and supersedes any and all prior agreements, understanding, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, that may have been entered into prior to the execution hereof between the parties, their officers, directors, or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation of the other party. Notwithstanding the foregoing, this Agreement does not supersede the letter agreement between the parties dated December 1, 2003 regarding restricted use of Wafer Products by customers of Distributor.

24.	NOTICE

Any notice or communication required or permitted to be given by any party to the other pursuant to this Agreement shall be sent to such party’s address for notices set forth below the signature of that party below, shall be given by facsimile or by prepaid airmail post and shall be deemed to have been given upon receipt at the address of the party to whom addressed.

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Distributorship Agreement to be executed by their duly authorized representatives effective as of the day and year first above written.

CREE, INC.		SUMITOMO CORPORATION

By	[***]	By	[***]
	[***]		[***]
	[***]		[***]

Date	May 14, 2004	Date	May 14, 2004

Address for Notices	Address for Notices
CREE, INC. 4600 Silicon Drive Durham, NC 27703 USA Attention: [***] Fax: [***] With a copy to: General Counsel, Cree, Inc. 4600 Silicon Drive Durham, North Carolina 27703 Fax: [***]	SUMITOMO CORPORATION [***] Tokyo 104-8610 Japan Attention: [***] Fax: [***]	CGS B100-10

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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ADDENDUM A

Licensed Marks

Mark	Registered	Reg. No.	Goods
CREE	Yes	2,440,530 (US); 4,471,239 (JP); 40-0505534 (KR) and 980988 (TW)	All
CREE LOGO	Yes	2,452,761 (US); 4,484,784 (JP); 40-0514036 (KR) and 978876 (TW)	All
CI	No		Wafers
GSIC	Yes	2,012,686 (US)	LED
MEGABRIGHT	Yes	2,650,523 (US); 4,572,117 (JP); 40-0563873 (KR) and 1022690 (TW)	LED
MEGABRIGHT PLUS	No		LED
MB	No		LED
MB PLUS	No		LED
RAZERTHIN	No	Pending in US [***]	LED
SUPERBLUE	No		LED
SUPERBRIGHT	No		LED
ULTRABRIGHT	No	Pending in US [***]	LED
UB	No		LED
ULTRATHIN	No	Pending in US [***]	LED
UT	No		LED
XBRIGHT	Yes	2,644,422 (US); 4,666,211 (JP); 40-0572312 (KR) and 1029877 (TW)	LED
XBRIGHT LOGO	Yes	2,644,418 (US) and 1043612 (TW)	LED
XBRIGHT PLUS	No		LED
XB	No		LED
XB PLUS	No		LED
XTHIN	No	Pending in US [***]	LED
XT	No		LED

Key

US = United States

JP = Japan

KR = Korea

TW = Taiwan

CN = China

MY = Malaysia

Distributorship Agreement Amended and Restated May 14, 2004	Page 22

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ADDENDUM B

CREE TRADEMARK USAGE GUIDELINES

A.	General Rules for Trademark Use and Presentation

1.	Use the correct trademark symbol with trademarks. When using a registered trademark, the ® symbol should be used adjacent the first prominent appearance of the term. Subsequent appearances of the trademark should be capitalized. Unregistered trademarks should include the designation “TM” instead of the ® symbol.

2.	Include an attribution statement (which may appear in small but still legible print) in any written material (such as advertising copy, brochures, etc.) on which a Cree trademark appears. For example, the following statement would be appropriate when using the Cree trademark and Cree Logo:

“CREE and the Cree Logo are registered trademarks of Cree, Inc. in the United States and/or other countries.”

3.	Do not vary the spelling, add or delete hyphens (even for normal hyphenation at the end of a line of text), make one word two, or use a plural form of a Cree trademark.

4.	Trademarks should always be used as adjectives (e.g. “Zero Recovery™ rectifiers have exceptional reverse recovery properties.”)

5.	Never combine a Cree trademark with your company name.

6.	Do not use a Cree trademark in a possessive form.

7.	Do not shorten or make acronyms out of a Cree trademark.

8.	On materials that include both a Cree trademark and your company name, you must display your company name more prominently than any Cree trademark. You may not use a Cree trademark in such a manner that it appears that Cree is legally associated with your company, other than the fact that your company is authorized to sell or distribute Cree products.

9.	Do not display a Cree trademark in a manner that is illegible or difficult to read.

10.	Do not use a Cree trademark in a manner such that it appears to be associated with products of other manufacturers.

B.	Presentation of the Cree Logo

1.	The Cree Logo may refer to Cree or to Cree’s products. When using the word “CREE” or the Logo to refer to Cree products, the trademark should be used as an adjective, followed by the generic name of the product. For example, a brochure may refer to “CREE ® Microwave Transistors.”

2.	Graphic Presentation

Computer graphic files and camera-ready artwork of the Cree Logo and other Cree trademarks may be obtained from Cree. Do not generate the Cree Logo on your own. Do not modify any computer files or artwork obtained from Cree without Cree’s express written consent.

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3.	Color Specifications

a.	The following terms are used in this specification:

“Cree Blue” means blue no. PMS 294.

“Cree Gray” means gray no. PMS 429.

“Colored Cree Logo” means the Cree Logo in which the solid regions are Cree Gray and the striped regions are Cree Blue.

b.	The Cree Logo may be presented only using the following color combinations:

•	Black lettering on a light, uniform background.

•	White or silver lettering on a dark, uniform background.

•	Cree Blue lettering on a white background.

•	Colored Cree Logo on a white background.

•	Colored Cree Logo on a light or dark uniform background, provided the colors give adequate contrast with the background.

4.	Spacing

a. The Cree Logo should be surrounded by a region of background color at least as wide as the lettering height, as shown below:

b. The Cree Logo should never be presented such that it could be viewed as a compound mark. For example, the Cree Logo should never be shown physically touching or adjacent another mark such that the two marks appear to be part of the same overall trademark.

c. With the express written consent of an authorized representative of Cree, the spacing recommendations may be relaxed on items where the available physical space or graphic resolution is limited, such as letterhead, business cards and certain promotional items.

5.	Optional Business Area Identification

The Cree Logo may be used in connection with a business area identification. For example, the Cree Logo may appear in connection with Cree Lighting™ products with the word “LIGHTING” appearing directly beneath the Cree Logo. Use of a business area identification is subject to the following rules:

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a. The lettering of the business area name shall be in all capital letters in the Arial font (or a similar sans serif font), shall begin at the left edge of the Logo, and shall extend no further than the right edge of the Logo lettering.

b. The lettering of the business area name shall be the same color as the logo, except that when used in connection with the Cree Color Logo, the lettering shall be Cree Gray.

c. The lettering of the business area name shall be no larger than 50% of the lettering height of the Cree Logo.

C.	Presentation of the ZERO RECOVERY Trademark

1.	The ZERO RECOVERY trademark must appear in italics in the Times New Roman font (small caps) as follows:

ZERO RECOVERY™

If the small caps feature is not available, the trademark may be displayed in italics in Times New Roman font in all caps with the size of the font set 20% higher for the initial letters Z and R compared to the remaining letters (e.g., with the “Z” set at 12 point font size and “ERO” set at 10 point font size).

D.	Presentation of LED Trademarks

1.	Typed Form

a. As with any Cree trademark, the first letter of an LED trademark (also referred to as the first letter of the LED trademark’s prefix) should always be capitalized when it appears in text. Likewise, always capitalize the first letter of the secondary word in the mark (e.g., MegaBright, XBright, XLamp, etc.).

b. With the exception of the GSIC trademark, do not hyphenate or place a space between the LED trademark’s prefix and the secondary word of the trademark. (e.g., XBright should never be X Bright or X-Bright.) The GSIC trademark should always be presented with a raised dot separating the “G” and the “SiC” as follows:

G . SiC®

2.	Logos

a. XBRIGHT

•	The “Colored XBright Logo” means the XBright Logo in which the left top and bottom legs of the X (which also form the sides of the cube) are blue no. PMS 2935, the right top and bottom legs of the X are green no. PMS 3405, and the cube and the word “Bright” are 100% black.

•	The XBright Logo may be presented only using the following color combinations:

•	Black lettering on a light, uniform background. When using this color combination, the legs of the X should also be black.

•	Colored XBright Logo on a light or dark uniform background, provided the colors give adequate contrast with the background.

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•	The XBright Logo should be surrounded by a region of background color at least as wide as the lettering height, as shown below:

b.	XLAMP

•	The “Colored XLamp Logo” means the XLamp Logo in which the top left leg of the X is shaded in graduated color in blue no. PMS 294, the top right leg of the X is shaded in graduated color in gray no. PMS Cool Gray 4, the bottom left leg of the X is shaded in graduated color in green no. PMS 354, and the bottom right leg of the X is shaded in graduated color in red no. PMS No. 185. For all four legs, the color is in its darkest, solid form at the outermost points and is graded to lighter shades towards the center of the X. The triangular cross-section of the top legs of the X graduates from left to right with blue no. PMS 294 to gray no. PMS Cool Gray 4. The triangular cross-section of the bottom legs of the X graduates from left to right with green no. PMS 354 to red no. PMS 185. Finally, the word “Lamp” is presented in blue no. PMS 294.

•	In formats where it is impossible to show the graduated colors of the XLamp Logo in accurate form (i.e., embroidered merchandise), the “Colored XLamp Logo” shall mean the XLamp Logo in which the top left leg of the X is solid blue no. PMS 294, the top right leg of the X is 100 % white, the bottom left leg of the X is solid green no. PMS 354, and the bottom right leg of the X is solid red no. PMS 185. The triangular cross-section of the top legs of the X is 50% blue no. PMS 294, and the triangular cross-section of the bottom legs of the X is a mix of 100% green no. PMS 354 and 100% red no. PMS 185. Finally, the word “Lamp” is presented in blue no. PMS 294.

•	The XLamp Logo may be presented only using the following color combinations:

•	Black lettering on a light, uniform background. When using this color combination, the X should be outlined in black but not shaded in.

•	Colored XLamp Logo on a light or dark uniform background, provided the colors give adequate contrast with the background.

•	The XLamp Logo should be surrounded by a region of background color at least as wide as the lettering height of the capitalized L, as shown below:

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c.	As stated in Section B, Part 2 above, computer graphic files and camera-ready artwork of any of the Cree trademarks may be obtained from Cree. You may not generate any logos on your own or modify any graphic files or artwork provided by Cree without Cree’s express written consent.

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